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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            IDG Books Worldwide, Inc.
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             (Exact name of registrant as specified in its charter)


      Delaware                                                   04-3078409
-----------------------                                       ----------------
(State of incorporation                                       (I.R.S. Employer
  or organization)                                           Identification No.)

          919 E. Hillsdale Boulevard, Suite 400, Foster City, CA 94404
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(Address of principal executive offices)                      (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered

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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates:

333-53433 (if applicable)

      Securities to be registered pursuant to Section 12(g) of the Act:


                     Class A Common Stock, Par Value $.001
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                                 Title of Class

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Incorporated by reference to "Description of Capital Stock" contained in the Preliminary Prospectus, dated July 10, 1998, included as part of the Registrant's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-53433).

ITEM 2. EXHIBITS

        The following exhibits are filed as part of this registration statement:


         1.1(1)    Form of Registrant's Class A common stock certificate.

         2.1(1)    Amended and Restated Certificate of Incorporation of the
                   Registrant.

         2.2(1)    Bylaws of the Registrant.

         2.3(1)    1998 Stock Plan and forms of related agreements.

         2.4(1)    1998 Employee Stock Purchase Plan.

         2.5(1)    Registration Rights Agreement between the Registrant and IDG
                   Enterprises, Inc. dated as of June 1, 1998.

         2.6(1)    Share Exchange Agreement between the Registrant and
                   International Data Group, Inc. dated as of May 21, 1998.

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(1)     Incorporated by reference to the corresponding exhibit to the
        Registrant's Registration Statement on Form S-1 (File No. 333-53433) filed on May 22, 1998, as amended by Amendment No. 1 filed on June 24, 1998, as amended by Amendment No. 2 filed on July 10, 1998.


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                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 13, 1998

                                        IDG Books Worldwide, Inc.



                                        By: /s/ John J. Kilcullen
                                           -------------------------------------
                                           John J. Kilcullen
                                           Chief Executive Officer


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